UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 8, 2007
Date of Earliest Event Reported: March 2, 2007

Destiny Media Technologies Inc.
(Exact name of Registrant as specified in its Charter)

Colorado
(State or other Jurisdiction of Incorporation)

000-28259	84-1516745
(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1040-1050 West Hastings Stret
Vancouver, British Columbia V6E 2E9
Canada	________________
(Address of Principal Executive Offices)	(Zip Code)

(604) 609-7736
(Registrant’s telephone number, including area code)

______________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

     On March 2, 2007, Destiny Media Technologies, Inc., a Colorado corporation (the “Company”), entered into a letter agreement with Universal Music Group (“UMG”) which incorporated the terms of the license agreement previously entered into by and among the Company, UMG and Promo Only, Inc. on June 16, 2004 (the “License Agreement”), except as otherwise modified by the letter agreement. The License Agreement expired on February 28, 2007. Promo Only, Inc. is not a party to the letter agreement.

     Pursuant to the letter agreement, the Company will be UMG's primary method for online distribution of promotional music, video and other content and will be the only company-wide method for such distribution in the United States. The Company will distribute digital media on a price per delivery basis utilizing its secure digital media distribution system, known as MPE, to send media content received from UMG to radio stations and other industry recipients.

     The term of the letter agreement is a period of 13 months, commencing on March 1, 2007, and ending on March 31, 2008.

     The Company also issued a press release announcing the letter agreement on March 5, 2007. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by Destiny Media Technologies, Inc. on March 5, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2007	DESTINY MEDIA TECHNOLOGIES, INC.

	By:	/s/ Steven Vestergaard
Steven Vestergaard, Chief Executive Officer